Exhibit 10.13

PERFORMANCE-BASED STOCK APPRECIATION RIGHTS

AGREEMENT

UNDER NORTHEAST BANCORP

2010 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:	Matthew Botein

No. of Stock Appreciation Rights:	40,503

Exercise Price per Share:	$13.93

Grant Date:	December 29, 2010

Expiration Date:	December 29, 2020

Pursuant to the Northeast Bancorp 2010 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Northeast Bancorp (the “Company”) hereby grants to the Grantee named above, who is who is a director of or an adviser to the Company, the number of Stock Appreciation Rights (“SARs”) specified above. This Agreement shall give the Grantee the right to exercise on or prior to the Expiration Date specified above all or part of the number of SARs specified above at the Exercise Price per Share specified above, and to receive a cash payment in accordance with Paragraph 2 of this Agreement, subject to the terms and conditions set forth herein and in the Plan. Each of the SARs granted herein relates to the value of one share of the Company’s Voting Common Stock.

1. Exercisability Schedule. These SARs shall be deemed vested in full as of the Grant Date; however, no portion of this SARs may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, these SARs shall be exercisable upon satisfaction of the performance goals set forth below.

(a) Performance Conditions. These SARs shall be exercisable with respect to the number of SARs set forth below upon the date as of which both of the following conditions have been satisfied: (i) during the Time Period set forth below, the closing price of the Stock exceeds the applicable Hurdle Price for at least 50 of the previous 75 consecutive trading days (such 50th day, the “Determination Date”) and (ii) the most recent annual assessment completed prior to the applicable Determination Date (or, if the most recent annual assessment completed prior to such Determination Date fails to satisfy the following condition, the first annual assessment completed after the Determination Date that satisfies such condition) of the Company’s internal controls, conducted using criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, concluded that the Company maintained effective internal control over financial reporting, and, if applicable, the attestation report of the Company’s registered public accounting firm regarding internal controls over financial reporting verified such conclusion.

Incremental No. of SARs	Performance Conditions
	Time Period	Hurdle Price
13,501	Prior to the 5th anniversary of the Grant Date	$27.86
	Between the 5th and 6th anniversaries of the Grant Date	$31.34
	Between the 6th and 7th anniversaries of the Grant Date	$34.83
13,501	Prior to the 6th anniversary of the Grant Date	$31.34
	Between the 6th and 7th anniversaries of the Grant Date	$34.83
13,501	Prior to the 7th anniversary of the Grant Date	$34.83

Once exercisable, these SARs shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

(b) Termination of Unexercisable SARs. Any portion of these SARs that is not exercisable as of the seventh anniversary of the Grant Date shall terminate immediately and be of no further force or effect.

(c) Sale Event. Upon a Sale Event, these SARs shall become exercisable in accordance with the exercisability schedule set forth above to the extent the Sale Price (as defined in Section 1 of the Plan) exceeds the applicable Hurdle Price. Notwithstanding the foregoing, in the event the Sale Event is a stock transaction such that the then-existing investors of the Company have a continuing interest in the acquiring company, the parties will use good faith efforts to provide the same economics to the Grantee with respect to these SARs.

2. Manner of Exercise.

(a) The Grantee may elect to exercise SARs, to the extent exercisable, in the following manner: Prior to the close of business on the Expiration Date, the Grantee may give written notice to the Company of his or her election to exercise a specified number of exercisable SARs. The Grantee shall thereupon receive a cash payment in an amount equal to the product of (i) the Fair Market Value of a share of Stock on the date of exercise less the Exercise Price per Share specified in this Agreement, multiplied by (ii) the number of SARs exercised. Such payment shall be in the form of cash, and in no event shall payment be made in the form of shares of Stock.

(b) The minimum number of SARs which may be exercised at any one time shall be 100, unless the number of SARs being exercised is the total number of SARs subject to exercise at the time.

(c) Notwithstanding any other provision hereof or of the Plan, no SAR shall be exercisable after the Expiration Date hereof.

3. Incorporation of Plan. Notwithstanding anything herein to the contrary, these SARs shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

4. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. These SARs are exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

5. No Obligation to Continue as a Director or Adviser. Neither the Plan nor these SARs confer upon the Grantee any rights with respect to continuance as a director or adviser to the Company.

6. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

NORTHEAST BANCORP

By:	/s/ Robert Glauber
Name: Robert Glauber
Title: Chairman of the Board of Directors

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:	December 29, 2010	/s/ Matthew Botein
Grantee’s Signature

Grantee’s name and address:

Matthew Botein

3